SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 9, 2008

deCODE genetics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other Juris-	(Commission	(I.R.S. Employer
diction of Incorporation)	File Number)	Identification No.)

Sturlugata 8, IS-101 Reykjavík, Iceland

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01  Regulation FD Disclosure

On January 9, 2008, deCODE genetics, Inc. issued the following press release:

Positive Results from Phase IIa Study Pave Way for Phase IIb Trial of DG051 for the Prevention of Heart Attack

Reykjavik, ICELAND, January 9, 2008 – deCODE genetics (Nasdaq:DCGN) today announced positive topline results from its Phase IIa clinical trial for DG051, the company’s leukotriene A4 hydrolase inhibitor being developed for the prevention of heart attack. With these results, the company has finalized the design of a Phase IIb trial for which it expects to begin enrolling patients this spring. The company will discuss the development of DG051 and the rest of its product portfolio in its presentation at the JP Morgan 26th Annual Healthcare Conference. The presentation, to be delivered on Thursday January 10 at 11:30am PST/2:30pm EST/7:30pm GMT, will be webcast live via the investors’ section of the company’s website at www.decode.com.

In several studies conducted in healthy volunteers last year, DG051 was shown to reduce the production of leukotriene B4 (LTB4) in a dose-dependent manner. LTB4 is a pro-inflammatory molecule that deCODE’s gene discovery and functional biology work identified as a one of the factors modulating risk of heart attack. The results of the double-blind, placebo-controlled Phase IIa study completed last month confirm that DG051 also delivers significant dose-dependent reductions in LTB4 in patients with a history of heart attack or coronary artery disease and who were taking a variety of concomitant medications. The pharmacokinetic and safety profiles of the compound were favorable and similar to those seen in previous studies in healthy volunteers. There were no serious adverse events in the study. The Phase IIb study, that will begin in the spring, will be a 400 patient, double-blind placebo-controlled study further examining its pharmacokinetic and pharmacodynamic parameters, as well as safety and tolerability.

“DG051 offers a novel approach to preventing the leading cause of death in the industrialized world. Our gene discovery work pointed us to the branch of the leukotriene pathway producing LTB4 as a major mechanism involved in promoting inflammation in atherosclerotic plaque and thereby increasing risk of heart attack. DG051 has been shown to bring this pathway under control and with a very satisfactory safety and tolerability profile. We look forward to getting our Phase IIb trial underway, and to advancing DG051 as a new approach to treating one of the major underlying causes of heart attack,” said Kari Stefansson, CEO of deCODE.

About DG051

DG051 is a first-in-class, small-molecule inhibitor of leukotriene A4 hydrolase (LTA4H) discovered by deCODE’s chemistry unit and is being developed for the prevention of heart attack. LTA4H is encoded by one of the genes deCODE has linked to increased risk of heart attack. The at-risk versions of these genes confer increased risk of heart attack by increasing the production of the pro-inflammatory molecule LTB4. DG051 is designed to decrease risk of heart attack by decreasing the production of LTB4.

About deCODE

deCODE genetics (Nasdaq:DCGN) is a global leader in applying human genetics to develop drugs and diagnostics for common diseases. Our population approach has enabled us to discover and target key biological pathways involved in conditions ranging from heart attack to cancer. We are turning these discoveries into new medicine to better treat and prevent many of the biggest challenges to public health. deCODE is delivering on the promise of the new genetics. SM Visit us on the web at www.decode.com, on our diagnostics site at www.decodediagnostics.com, and for personal genome analysis at www.deCODEme.com.

Any statements contained in this presentation that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  These risks and uncertainties include, among others, those relating to technology and product development, integration of acquired businesses, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on collaborative relationships, ability to obtain financing, competitive products, industry trends and other risks identified in deCODE’s filings with the Securities and Exchange Commission.  deCODE  undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

	By:	/s/ KARI STEFANSSON
Kari Stefansson,
President, Chief Executive Officer

Dated: January 15, 2008